Exhibit 3.1

Delaware The First State Page 1 5415612 8100 Authentication: 203174795 SR# 20231524013 Date: 04-19-23 You may verify this certificate online at corp.delaware.gov/authver.shtml I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “YOTTA ACQUISITION CORPORATION”, FILED IN THIS OFFICE ON THE NINETEENTH DAY OF APRIL, A.D. 2023, AT 2:06 O`CLOCK P.M.